UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

FLEX FUELS ENERGY, INC.
(Formerly Malibu Minerals, Inc)
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20 -5242826
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

502 East John Street
Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (604) 685-7552

Mailing Address:

30 St. Mary Ave, London EC3A 8EP, United Kingdom
Issuer’s telephone Number: +44 (0) 8445 862 780

Copies to:
Richard A. Friedman, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amended Current Report on Form 8-K/A (the “Amended Current Report”) amends the Current Report on Form 8-K  filed by the Company with the Securities and Exchange Commission (“SEC”) on June 5, 2007 (the “Report”) to include the following information:

The Purchase Price Allocation under the purchase method of accounting.

Management’s Discussion and Analysis or Plan of Operation.

Valuation of Intangible Assets and Excess of Purchase Price over Net Assets Acquired.

Additionally, the pro forma information has been revised to reflect the amended historical financial statements previously filed with the SEC on September 12, 2007 on Form 10-KSBA (Amendment No 2) and Form 10-QSBA.

NOTE REGARDING SHARE AND PER SHARE DATA

On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data has been restated to reflect the split.

Item 1.01Entry into a Material Definitive Agreement

Acquisition of Flex Fuels Energy Limited

On May 29, 2007 (the “Closing Date”) Flex Fuels Energy, Inc. (formerly Malibu Minerals, Inc) (the “Company” or “Flex Fuels”) pursuant to the terms of the Acquisition Agreement (the “Agreement”), and as amended via the terms of the Addendum to the Agreement dated May 29, 2007 (the “Addendum”; the Addendum and the Agreement are collectively referred to as the “Agreements”), each entered into by the Company with Flex Fuels Energy Limited (“FFE Ltd”), a development stage company formed under the laws of England and Wales , the shareholders of FFE Ltd (collectively the “Shareholders”) and the individuals signatories thereto, as previously reported by the Company in its Current Report on Form 8-K filed with the SEC, for the purpose of diversifying the Company’s business, the Company acquired the remaining 85% of the entire authorized share capital (the “Shares”) of FFE Ltd (the “Acquisition”). As consideration for the acquisition of the Shares, the Company issued an aggregate of 24,854,477 shares (the “Consideration Shares”) of its Common Stock, $0.001 par value (the “Common Stock”) to the shareholders of FFE Ltd (the “Shareholders”). Furthermore, as part of the Acquisition, the Company completed a Financing (as defined below) and provided funds in the amount of $11,800,000 to FFE Ltd out of the Proceeds (as defined below) obtained from the Financing. The Acquisition was completed following the satisfaction of the Completion Conditions (as defined in the Agreement), including the delivery of audited financial statements of FFE Ltd for the fiscal period ending December 31, 2006. As a result of the Acquisition, there were 64,443,603 shares of the Company’s Common Stock issued and outstanding post Acquisition and FFE Ltd became a wholly-owned subsidiary of the Company. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Regulations S, Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. None of the purchasers who received shares under Regulation S are U.S. Person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

The Completion Conditions include, but are not limited to (i) the satisfaction of various material terms of the Agreement, (ii) the closing of a financing in the minimum amount of net proceeds of $12,150,000 to our company, (iii) during the third and fourth months of the Interim Period, in our absolute discretion, us not concluding that the prospects for success of the FFE Ltd’s business do not justify proceeding to closing, (iv) the transactions contemplated under the Agreement having been approved by any regulatory authorities having jurisdiction over the transactions contemplated; (v) the delivery by us to FFE Ltd of the Voting Trust Agreements entered into by our stockholders holding in aggregate at least 10.5% of the issued and outstanding shares of our Common Stock at closing (the “10.5% Stockholders”), (vi) the delivery by us to FFE Ltd of the Lock-up Agreements entered into by the our stockholders holding at least 10.5% of our Common Stock then issued and outstanding, (vii) the delivery by us to FFE Ltd in a reasonable manner of a confirmation that our Common Stock has been approved for listing on the Principal Market (as defined in the Agreement), (viii) entry by FFE Ltd into all of the Completion Agreements set forth in Schedule 7 attached to the Agreement, and (ix) completion and delivery to us by FFE Ltd’s of its audited financial statements and interim financial statements (as more fully set forth in the agreement). For a further description of Completion Conditions, see the Agreement, a copy of which was annexed as Exhibit 10.1 to our Current Report filed with the SEC on Form 8-K on January 5, 2007.

In addition, the Agreement provides that on Completion and for a twenty four month period thereafter shareholders of the Company (excluding the FFE Ltd shareholders) holding in the aggregate not less than 25% of the total issued share capital of the Company shall have the right to nominate, appoint and remove two directors to the board of directors of the Company.  Further, during the twelve month period each of the FFE Ltd shareholders (holding in the aggregate at least 38% of the total issued share capital of the Company post transaction) agree to exercise all votes exercisable by each of them as a director and/or shareholder of the Company in favor of the appointment as directors of the Company as shall be nominated by the shareholders of the Company.

Further, pursuant to the Voting Trust Agreement to be entered into, the stockholders will be agreeing to grant the trustee the power to vote their shares in accordance with the majority of the votes cast by the Directors on a particular matter at a meeting of the Directors at which a majority of the Directors is present in person or by proxy, with each Director entitled to one vote.

Upon completion of the Acquisition, Mr. Paul Gothard and Mr. Gordon Alan Ewart were appointed as members of the board of directors of the Company. For a complete description of the backgrounds of such persons, see “Directors and Executive Officers, Promoters and Control Persons.”

The acquisition of FFE Ltd has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of the acquisition. The purchase price is based upon the fair value of $0.90 per share of Common Stock issued which – the price at which shares of Common Stock were issued in a private placement completed on the same day. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as excess of purchase price over net assets acquired on the accompanying balance sheet. The fair value of any separately identifiable intangible assets and the excess of purchase price over net assets has been based on an independent valuation by Intangible Business Limited. A copy of the report is filed herewith (Exhibit 99.1).

FFE Ltd Purchase Price Allocation on Acquisition:

$
Minority Interest acquired	774,000
Excess of Purchase Price over Net Assets Acquired	21,595,000
$22,369,000

Under United States Generally Accepted Accounting Principles (“GAAP”) where the acquired company is a “development stage” enterprise then any Excess of Purchase Price over Net Assets Acquired is expensed at the time of acquisition.

The Financial Accounting Standards Board (“FASB”) have provided guidelines as to identifying a “development stage” enterprise:

“an enterprise shall be considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

a) Planned principal operations have not commenced.

b) Planned principal operations have commenced, but there has been no significant revenue there from.

A development stage enterprise will typically be devoting most of its efforts to activities such as financial planning; raising capital; exploring for natural resources; developing natural resources; research and development; establishing sources of supply; acquiring property, plant, equipment, or other operating assets, such as mineral rights; recruiting and training personnel; developing markets; and starting up production.”

The Company has determined that FFE Ltd is a development stage company and therefore the Excess of Purchase Price over Net Assets Acquired of $21,595,000 will be expensed in the quarterly report for period to June 30, 2007.

Private Placement

Also, on the Closing Date in connection with the Agreements, the Company closed on a private placement offering (the “Offering”) in which it sold an aggregate of 16,582,621 shares of its Common Stock (the “Common Shares”) at a price of $0.90 per Common Share for aggregate gross proceeds of approximately $14,924,000 (the “Proceeds”). The Common Shares were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature pages thereto (the “Purchasers”).

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $1,492,000, paid to ICP representing 10% of the Proceeds; and (ii) $40,000 in legal fees. ICP had no obligation to buy any Common Shares from the Company. In addition, The Company agreed to indemnify ICP and other persons against specific liabilities under the Act. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

The Purchasers agreed not to sell the Common Shares for a period of twelve months from the Closing Date, unless permitted earlier by the Company. Notwithstanding the foregoing, the Purchasers further agreed to be bound by any lock-up period required by state regulatory agencies or any other governmental regulation. The Common Shares are restricted securities under Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and, therefore, may only be transferred pursuant to the registration requirements of federal and state securities laws or pursuant to an exemption from such registration requirements. The Common Shares will bear a restrictive legend stating these resale restrictions.

In connection with the Offering, the Company agreed to file a registration statement on Form SB-1 (the “Registration Statement”) to effect the registration of the Common Stock underlying the Common Shares. The Company agreed to use its reasonable best efforts to cause the Registration Statement to be filed with the SEC as soon as possible but no later then 90 days after the Closing Date (the “Filing Date”). The Company further agreed to clear any comments issued with respect to the Registration Statement in order for the SEC to declare the Registration Statement effective no later than 120 days after the Filing Date. If the Company fails to file the Registration Statement with the SEC or have the Registration Statement be declared effective on or before the time frame described, the Purchasers shall be entitled to liquidated damages from the Company in an amount $49,847 for each month that the Company is delinquent in filing or effectiveness of the Registration Statement, subject to an overall limit of up to 15 months of partial liquidated damages.

The Common Shares were offered and sold to the Purchasers in a private placement transaction made in reliance upon exemptions from registration pursuant to Regulation S promulgated under the Act. The offers and sales to the Purchasers were made in offshore transactions. None of the Purchasers were a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such Purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 2.01. Completion of Acquisition or Disposition of Assets

NOTE: The discussion contained in this Item 2.01 relates primarily to FFE Ltd. Information relating to the business of the Company has been previously reported in its Quarterly Report on Form 10-QSB/A for the three months ended March 31, 2007, Annual Report on Form 10-KSB/A (Amendment No 2) for the year ended December 31, 2006, and prior periodic filings with the SEC.

DESCRIPTION OF FLEX FUELS’S BUSINESS

Organizational History

Flex Fuels was incorporated in the State of Nevada on March 10, 2006, to engage in the business of exploration and discovery of gold, minerals, mineral deposits and reserves. Flex Fuels has staked one mineral claim containing 8 cell claim units totaling 165.685 hectares. Throughout this Amended Current Report, the Company refers to these mining claims as the “Flex Fuels Gold Mine Property” or “Flex Fuels Gold Property”. Flex Fuels purchased the Flex Fuels Gold Property in March of 2006. The Flex Fuels Gold Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen’s Reach on upper Jervis Inlet, due south of Flex Fuels at the entrance to Princess Louisa Inlet. Access to the property is available via plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula.

During the fourth quarter of our 2006 fiscal year, for the purpose of diversifying our business, acquiring capital, gaining greater access to the capital markets and with the assistance of newly acquired capital promotion of Flex Fuel’s business of exploration and discovery of gold, minerals, mineral deposits and reserves, Flex Fuels entered into the Agreement with FFE Ltd and the Shareholders of FFE Ltd as more fully described above.

In addition to Flex Fuel’s management’s approach of diversification of its business, its management’s goal of gaining greater access to capital markets, subject to the availability of resources and personnel and existence of proven and probable gold and mineral reserves, Flex Fuels is currently continuing to and intends to proceed in the future with (1) its business of acquiring and exploring gold and mineral properties with proven and probable reserves principally, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale, (2) mining and development of the Flex Fuels Gold Property, and (3) the 3 Phases of its business outlined in subsection titled “Proposed Program of Exploration” in the Company’s amended Annual Report filed on Form 10-KSB/A (Amendment No 2) for the fiscal year ended December 31, 2006.

In May of 2007, as contemplated by the Agreements and as described in the Offering materials, Flex Fuels authorized and effected a dividend in the form of Common Stock, whereby each stockholder of record of Flex Fuels as of the end of the business day on May 21, 2007, received five shares of Common Stock, for one share of Common Stock which they owned.

In November of 2006, Flex Fuels filed a Form 211 application with the NASD in order to obtain its approval for the listing and quotation of Flex Fuel’s Common Stock on the Over-The-Counter Bulletin Board (the “OTCBB”). In May of 2007, the NASD declared that it has no further comments on the Application and assigned a symbol of “MLBU.OB” to Flex Fuels (formerly named Malibu Minerals, Inc.)  Common Stock. Following the renaming of the Company as Flex Fuels Energy, Inc. which the NASD effective as of July 16, 2007, Flex Fuels Common Stock commenced quotation on the OTCBB under the symbol “FXFL.OB” for its Common Stock.

The Company has elected a fiscal year end of December 31.

DESCRIPTION OF FFE LTD’S BUSINESS

Organizational History

FFE Ltd, a development stage company, was formed on November 26, 2006 under the laws of England and Wales.

FFE Ltd Business

FFE Ltd is registered in London, England. FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products. FFE Ltd further plans to specialize in the conversion of oil seed bearing crops to energy. FFE Ltd is comprised of the following core business areas aimed at a vertically integrated strategy to realize maximum value from the energy crop supply chain:

Flex Fuel Farming “FFF” - The purchase or production of raw feedstock necessary for the production of vegetable oils;
Flex Fuel Crush “FFC” - The treatment of feedstock to produce the oils necessary to the production of Biodiesel. This company will also seek to own a combined heat and power plant for onsite energy requirements.
Flex Fuel Refineries “FFR” - The refining and conversion of feedstock oils into biodiesel products;
Flex Fuel Biomass “FFB” - Electrical power generation from the oil cake derived from the oil seed crush process (and potentially OSR straw)
Flex Fuel Trading “FFT” - The purchase of raw materials and sale of biodiesel products

FFE Ltd has incurred operating losses since inception and has generated no revenues from continuing operations. As a result, FFE Ltd has generated negative cash flows from operations and has an accumulated deficit at December 31, 2006. FFE Ltd is operating in a developing industry and with the exception of $11,800,000 in financing received from Flex Fuels, its primary source of funds to date has been through the issuance of securities. Flex Fuels, and FFE Ltd as its wholly owned subsidiary, is currently seeking additional funding. While Flex Fuels and FFE Ltd believe appropriate actions are being taken, there can be no assurance that management’s efforts will be successful or that the products of FFE Ltd develop and markets will be accepted by consumers.

FFE Ltd Strategy

FFE Ltd’s goal is to deliver a number of high yielding renewable energy projects that logically fit into a vertically integrated structure. The overarching principal is for FFE Ltd to manage (directly or indirectly) the biofuel supply chain from “farm to fuel”. Currently, FFE Ltd is negotiating United Kingdom (“UK”) oil seed rape supply which is expected to form a reliable contracted base line supply of oil seed that can be crushed to produce high quality oil for the refinery business. The seed will form the base line supply for the crush plant and refinery in combination with offshore swing oils to improve margins. FFE Ltd is also evaluating oil seed production in Eastern Europe and other sustainable feedstocks as current feedstock options. Ultimately, the Company’s management believes that the UK energy market provides significant incentives for renewable sources of energy and this would allow for advantageous offtake contracts to be formed which underpin FFE Ltd’s project economics.

As a result of the Acquisition, the Company’s management believes that the Company’s goal to diversify its business via (i) the alternative fuel and exploration business to be conducted by its wholly owned subsidiary, FFE Ltd, and (ii) discovery and exploration of minerals and gold business to be conducted by the Company, is attractive to capital markets and allows for maximum valuation of the Company’s business as a whole. Such strategy could require significant additional future funding in order for the Company as a whole, having FFE Ltd integrated as a wholly owned subsidiary, achieve and deliver its long term objectives.

Industry Overview

European & United Kingdom Biodiesel Market

The EU Biofuels Directive requires all member states to set indicative targets for biofuel sales in 2005 and 2010 against reference values of 2% and 5.75% (based on energy content) respectively. The majority of member states have now set their target and as such the European biodiesel demand is expected to grow significantly over the next 5 years. It is anticipated that demand could reach well in excess of 10 million tonnes/annum by 2010 compared with an estimated European production capacity of 4.89 million tonnes in 2006 (source: European Biodiesel Board, July 2007). In 2006 The European Commission intend to bring forward a review of the Biofuels Directive with a view of a possible revision. It is anticipated that this review will lead to new increased targets being set from 2010 onwards which will increase the demand for bio-diesel even further.

The UK bio-diesel market has been provided significant support with the recent announcement of a Renewable Transport Fuel Obligation which will be introduced in April 2008 resulting in up to 35p per liter support for bio-diesel in 2008. There is an estimated requirement for approximately 2.75 billion liters (based on 2005 fuel demand) of biofuels in the UK by 2010/11 based on the requirement of the RTFO. UK biofuels sales in 2005 were 118 million liters whilst total road fuel sales were approximately 49 billion liters. As a percentage of total road fuel sales, biofuels contributed about 0.24% (Source: UK Article 4 report to the EU, June 2006).

Biodiesel Market

The table below shows how the market share of diesel powered cars has increased since 1990. This trend would suggest that the EU bio fuels directive will be met predominantly from bio-diesel as opposed to bio-ethanol by 2010.

An additional reason for biodiesel growth is the B100 market for biodiesel (for vehicles that use 100% biodiesel for fuel)  - particularly trucks and buses. In the UK many Government bodies have a requirement to attain high biofuels targets in their vehicle fleets. This is also a market where government subsidies are likely to be concentrated as it substantially reduces dependence on fossil based fuel and assists with attaining the government’s ambitious biofuels targets. In order to attain greater than 5% targets this market will have to grow given that the biofuel to retail channel will be limited for the foreseeable future by car manufacturer warranties.

There is a significant market in the supply of commercial road transport users within the South West and West Midlands of the UK. The diesel consumption for buses, HGV’s and LGV’s in the UK was 14.3 million tonnes (Source: Department of Transport Statistical Bulletin 2005). For the South West including Wales the total figure was 1.883 million tonnes which will be the target market.

Competition

The following table shows the biodiesel refineries operating in the United Kingdom:

COMPANY	LOCATION	CAPACITY (t/a)
Argent Energy	Motherwell (Scot)	45,000
Biofuels Corp plc	Teesside	250,000
Greenergy	Immingham	100,000	(1)
D1 Oils	Middlesborough	42,000
D1 Oils	Bromborough	100,000	(2)

The following table shows the operating rapeseed oil extraction facilities operating in the United Kingdom:

COMPANY	LOCATION	CAPACITY (t/a)
Cargill	Liverpool	600,000
Cargill	Hull	150,000
Archer Daniel Midland	Erith	800,000

Notes:
(1) Planning to expand to 200,000t in late 2007.
(2) Expected to be commissioned in 2007.
t/a = Metric input tonnes per annum maximum operating capacity.
The above list excludes plants under 20,000t capacity.

Based on current equipment capacity, the current UK supply of rapeseed and the future forecast demand for biodiesel, the Company and FFE Ltd believe that the market justifies the planned expenditure on oilseed processing and biodiesel refining equipment.

Governmental Regulation

FFE Ltd is, and will be upon completion of its biodiesel production facilities, subject to various government and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, access to and use of water supply, and the health and safety of its employees. These laws and regulations can require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damage claims, criminal sanctions, permit revocations and facility shutdowns. FFE Ltd does not anticipate a material adverse impact on its business or financial condition as a result of our efforts to comply with these requirements. FFE Ltd expects to incur capital expenditures for equipment and construction works require to prevent and control foreseeable pollution in this or the succeeding fiscal year. These expenditures are part of the budget to procure and construct its processing equipment which is considered as part of the ordinary course of business.

There is a risk of liability for the investigation and cleanup of environmental contamination at each of the properties that FFE Ltd owns or operates or plans to own or operate and at off-site locations where FFE Ltd will arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation or remediation by regulatory agencies, FFE Ltd may be responsible under the applicable environmental laws for all or part of the costs of investigation or remediation and for damage to natural resources. FFE Ltd also may be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from these properties. Some of these matters may require us to expend significant amounts for investigation and/or cleanup or other costs. FFE Ltd does not have material environmental liabilities relating to contamination at or from its facilities or at off-site locations where it has transported or arranged for the disposal of hazardous substances.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require FFE Ltd to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at its ongoing operations. Present and future environmental laws and regulations and related interpretations applicable to FFE Ltd’s operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial capital and other expenditures. FFE Ltd’s air emissions are subject to the various national UK and local laws and associated regulations. The UK government has promulgated national emission standards for hazardous air pollutants that could apply to facilities that FFE Ltd owns or operates or plans to own or operation if the emissions of hazardous air pollutants exceed certain thresholds. If a facility FFE Ltd operates or will operate is authorized to emit hazardous air pollutants above the threshold level, then FFE Ltd would be required to comply with the related environmental and emission laws and regulations applicable to its manufacturing process and would be required to come into compliance with those laws and regulations applicable to its facilities. Although estimated emissions from its plants are not expected to exceed the relevant threshold levels, new or expanded facilities would be required to comply with both standards upon startup if they exceed the hazardous air pollutant threshold. In addition to costs for achieving and maintaining compliance with these laws, more stringent standards also may limit its operating flexibility. Because other UK biodiesel manufacturers will have similar restrictions, however, FFE Ltd believe that compliance with more stringent air emission control or other environmental laws and regulations is not likely to materially affect its competitive position.

The hazards and risks associated with producing and transporting its products, such as fires, natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures also may result in personal injury claims or damage to property and third parties. As protection against operating hazards, FFE Ltd intends to obtain insurance coverage against some, but not all, potential losses once its facility is operating. FFE Ltd coverage includes physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. FFE Ltd believes that its insurance is adequate and customary for its industry, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. FFE Ltd does not currently have pending material claims for damages or liability to third parties relating to the hazards or risks of its business.

Occupational Safety Regulations

FFE Ltd is subject to various UK and European Union laws and regulations intended to promote occupational health and safety. FFE Ltd is in the process of implementing environmental and safety policies and procedures designed to protect the safety of its own supervisory staff and to monitor all subcontracted operations for compliance with applicable regulatory requirements and lease conditions, including environmental and safety compliance. FFE Ltd considers the cost of compliance a manageable and necessary part of its business.

Employees

As of March 31, 2007, FFE Ltd had a full time employment agreement with, Mr. Gordon Alan Ewart, its director and President, and a director of Flex Fuels (appointed on the Closing Date per the terms of the Agreement), full time employment agreements with Jon Penton, Iestyn Morgan and Mark Ian Paulson, its directors, Peter Self as Marketing Executive (effective May 1, 2007) and Chris Gould as Project Manager (effective June 1, 2007). Subsequently, as a result of successful Acquisition of FFE Ltd by Flex Fuels, FFE Ltd executed a full time employment agreement, effective as of May 29, 2007, with Mr. Paul Gothard to be employed as its Chief Financial Officer. Effective as of May 29, 2007, Mr. Gothard was also appointed as a director of Flex Fuels per the terms of the Agreement.

The aforementioned individuals will be compensated by FFE Ltd for the provision of their services in their authorized capacities to Flex Fuels pursuant to their employment agreements entered into with FFE Ltd.

DESCRIPTION OF PROPERTY

Principal Executive Offices of the Company

The Company’s principal executive offices are located at Suite 590 - 999 West Hastings Street, Vancouver, B.C. Canada V6C 2W2.  Our mailing address is 30 St. Mary Ave., London EC3A 8EP, United Kingdom.

Principal Executive Offices of FFE Ltd

FFE Ltd’s registered office is located at 30 St. Mary Axe, London, EC3A 8EP, United Kingdom. FFE Ltd has temporary operational offices at located at Regus House, Falcon Drive, Cardiff Bay, Cardiff CF10 4RU.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company Common Stock could decline, and you may lose all or part of your investment.

Explanatory Note

Our shareholders are cautioned that below risks are only some of the risks that the Company is and will be facing as a result of the Acquisition of FFE Ltd. Thus if any of the following risks, or risks not disclosed here, actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s Common Stock could decline, and you may lose all or part of your investment.

FFE LTD SPECIFIC RISKS

FFE LTD HAS A LIMITED OPERATING HISTORY.

FFE Ltd was formed in 2006 operating as a private company formed under the laws of England and Wales. As such, it has a limited operating history upon which you can base an evaluation of its business and prospects. As a company in the early stage of operations, there are substantial risks, uncertainties, expenses and difficulties FFE Ltd is subject to. You should consider an investment in our company and FFE Ltd integrated as our wholly owned subsidiary in light of these risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, FFE Ltd must do the following:

•	Successfully execute its business strategy;

•	Secure long term rights to the land for the Cardiff site;

•	Develop, engineer, procure, install and commission equipment to convert oil seed bearing crops into energy;

•	Obtain planning consents and environmental permits necessary to build and operate the sites within the business plan; and

•	Attract, integrate, retain and motivate qualified personnel.

If FFE Ltd is unable to accomplish one or more of these objectives, such failure could cause its and our company’s business to suffer. In addition, accomplishing one or more of these objectives might be very expensive, which could harm its and our financial results.

FFE LTD HAS TO ENGINEER, PROCURE, INSTALL AND CONSTRUCT FACILITIES CAPABLE OF PROCESSING OILSEEDS INTO BIOFUELS.

FFE Ltd has engaged contractors to engineer its facility in Cardiff.  FFE Ltd may have to accept design risk that will not be transferred to third parties.  Should the plant not perform due to faulty design, FFE Ltd may not be able to recoup the losses from contractors due to the nature of the engineering contracts. FFE Ltd has not currently contracted for the procurement, construction and installation of the processing equipment at the Cardiff site.  There is also demand for the equipment and the services required to construct the processing facilities planned by FFE Ltd which could result in an increase in the price or delays in the expected completion dates for commissioning the site.

FFE LTD HAS INCURRED SIGNIFICANT LOSSES SINCE INCEPTION AND ANTICIPATES THAT IT WILL CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

FFE Ltd has incurred significant operating losses since inception and has generated no revenues from continuing operations. As a result, FFE Ltd has generated negative cash flows from operations and has an accumulated deficit at December 31, 2006. FFE Ltd is operating in a developing industry and with the exception of $11,800,000 in financing received from us, it had no other significant source of funds. Our company and FFE Ltd as our wholly owned subsidiary, are currently seeking additional funding. While we and FFE Ltd are optimistic and believe appropriate actions are being taken, there can be no assurance that our management’s efforts will be successful or that the products of our combined operations develop and will be accepted by consumers or potential customers.

FFE Ltd’s management believes that long-term profitability and growth will depend on its ability to:

•	Develop the reputation of FFE Ltd as a successful operator of seed producing facilities and refineries producing biofuel products;

•	Successfully engage in the business of supplying and distributing bio diesel products;

•	Successfully identify and exploit appropriate opportunities;

•	Develop viable strategic alliances; and

•	Maintain sufficient volume of successful new biofuel opportunities.

FFE LTD WILL NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO FUND ITS OPERATIONS, AND ITS FAILURE TO OBTAIN FUNDING WHEN NEEDED MAY FORCE IT TO DELAY, REDUCE OR ELIMINATE ITS PRODUCTS AND SERVICES AND THUS HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATIONS.

FFE Ltd’s operations have consumed a substantial amount of cash since inception. FFE Ltd expects to continue to spend substantial amounts to:

•	operate its future seed processing facilities and refineries producing biofuel products;

•	maintain and increase the company’s human resource including full time and consultant resources;

•	evaluate biofuel opportunities; and

•	evaluate future projects and areas for long term development.

FFE Ltd expects that its cash requirement for operations will increase significantly over the next several years. FFE Ltd will be required to raise additional capital to meet anticipated needs. FFE Ltd’s future funding requirements will depend on many factors, including, but not limited to:

•	success of ongoing operations;

•	forward commodity prices;

•	operating costs (including human resource costs).

To date, FFE Ltd’s sources of cash have been primarily limited to the financing received from our company as a result of the Acquisition. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that may impact our and FFE Ltd’s ability to conduct its business. If we are unable to raise additional capital, when required, or on acceptable terms, we and FFE Ltd may have to significantly delay, scale back or discontinue our products and services.

ACQUISITION OF FFE LTD SUBJECTS OUR COMPANY TO ADDITIONAL BUSINESS, OPERATING AND INDUSTRY RISKS, THE IMPACT OF WHICH CANNOT PRESENTLY BE EVALUATED.

FFE Ltd intends to pursue its business opportunities following the Acquisition in an effort to grow its biofuel business. The business acquired by our Company may cause us to be affected by numerous risks inherent in the acquired FFE Ltd’s operations. Furthermore, FFE Ltd’s business is part of an industry characterized by a high level of risk and we may be affected by the currently unascertainable risks of that industry. Although our and FFE Ltd’s management has endeavored to evaluate the risks inherent in FFE Ltd’s industry and business opportunities as of the date of the Acquisition, we cannot assure you that we have been able to properly ascertain or assess all of the significant risk factors involved.

WE DID NOT RECEIVE AN OPINION AS TO THE FAIRNESS OF THE TERMS AND CONDITIONS OF THE ACQUISITION OF FFE LTD. ACCORDINGLY, YOU WILL NOT BE ABLE TO RELY ON A THIRD PARTY VALUATION IN DETERMINING THE FAIRNESS OF THE TRANSACTION.

We did not request or receive an opinion from an independent third party with respect to whether the terms and conditions of the Acquisition of FFE Ltd are fair to stockholders from a financial perspective.  Accordingly, in making the decision to invest in our company, our shareholders , will not be able to rely on a third party valuation in determining the fairness of the Acquisition from a financial perspective.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved that we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our Common Stock will become worthless. From inception on March 10, 2006 to the end of the period ended March 31, 2007, we have not earned any revenue. Your investment in our Common Stock must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE NO OPERATING HISTORY. THEREFORE, THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN GROWING OUR GOLD AND MINERAL EXPLORATION AND/OR BIOFUEL BUSINESSES.

We have no history of operations. As a result, there can be no assurance that we will be successful in our exploration and/or biofuel activities. Our success to date in entering into mineral exploration ventures to acquire interests in exploration blocks is not indicative that we will be successful in entering into any further ventures. Any potential for future growth in our mineral exploration or biofuel activities will place additional demands on our executive officers, and any increased scope of our operations will present challenges due to our current limited management resources. Our future performance will depend upon our management and their ability to (i) locate and negotiate additional exploration opportunities in which we are solely involved or participate in as a joint venture partner, and/or (ii) successfully execute FFE Ltd’s business strategy and develop, engineer, procure, install and commission equipment to convert oil seed bearing crops into energy. There can be no assurance that we will be successful in our efforts. Our inability to locate additional opportunities, to hire, integrate, retain and motivate additional management and other qualified personnel, could have a material adverse effect on our results of operations. There can be no assurance that our operations will be profitable.

WE WILL NEED TO INCREASE THE SIZE OF OUR ORGANIZATION, AND MAY EXPERIENCE DIFFICULTIES IN MANAGING GROWTH.

We are a small company with two employees as of March 31, 2007, and FFE Ltd had 6 full time employees as of the date of the Acquisition. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities as a result of the Acquisition of FFE Ltd. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively. As a result of the Acquisition of FFE Ltd we expect to be subject to the same or greater extent to the aforementioned risks.

SINCE MESSRS. GORDON ALAN EWART AND PAUL GOTHARD, OUR EXECUTIVE OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS, ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Ewart, our Chief Executive Officer and a member of our board of directors, and Mr. Gothard, our Chief Financial Officer, reside outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where the assets are located. Furthermore, as a result of the Acquisition of FFE Ltd we anticipate expanding our management team and expanding our board of directors. One or more members of management team and expanded board of directors may not be residents of the United States and shareholders would likely have difficulty in enforcing such liabilities against them. As a result of the Acquisition of FFE Ltd we expect to expand our management team and expand our board of directors, and therefore, we expect to be subject to the same or greater extent to the aforementioned risks.

OUR COMPANY DEPENDS ON KEY PERSONNEL AND ATTRACTING QUALIFIED MANAGEMENT PERSONNEL TO OPERATE OUR DIVERSE OPERAITONS, AND OUR BUSINESS COULD BE HARMED IF EITHER OUR MINERAL EXPLORATION OR BIOFUEL OPERATIONS LOSE KEY  PERSONNEL AND CANNOT ATTRACT SUITABLY QUALIFIED REPLACEMENTS.

Our mineral exploration and FFE Ltd’s biofuel business success depends to a significant degree upon the management skills of our executive officers and key employees. The loss of the services of any of these individuals would have a material adverse effect on our and FFE Ltd’s businesses. The success of our mineral exploration business depends upon our ability to retain Mr. Laird’s services, and the overall success of our company and FFE Ltd’s biofuel business depends upon our ability to retain Mr. Ewart’s services and attract and retain qualified engineering, marketing and sales executives and other personnel.  FFE Ltd competes for qualified personnel against numerous companies, including larger, more established companies with significantly greater financial resources. There can be no assurance that our company and FFE Ltd will be successful in attracting or retaining such personnel, and the failure to do so could have a material adverse effect on our integrated business.  The loss of any key executives, the use of proprietary or trade secret data by former employees, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on its business. The loss of the technical knowledge and management and industry expertise of any of FFE Ltd’s key personnel could result in delays in construction and commissioning of production facilities, loss of customers and sales, if any, and diversion of management resources, which could adversely affect FFE Ltd’s operating results. Furthermore, the loss of Mr. Laird’s prospector and exploration contractor expertise due to his extensive mineral exploration experience and his familiarity with the Flex Fuels Gold Property could adversely affect our operating results.

Mr. Gordon Alan Ewart is our Chief Executive Officer and Managing Director of FFE Ltd. His continued leadership and involvement are key to future growth and profitability of our biofuel business. Currently, we do not hold a “key man” life insurance policy on Mr. Ewart, and he has the right to terminate his contract and any loss of his knowledge would be difficult to replace.

Mr. Laird is our Vice President of Mineral Exploration Operations and has been a prospector and mining exploration contractor for more than 25 years. His continued leadership and involvement are key to future growth and profitability of our mineral exploration business. Currently, we do not hold a “key man” life insurance policy on Mr. Laird, and he has the right to terminate his contract and any loss of his prospector and mining expertise would be difficult to replace.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD AND OTHER MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND OTHER METALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The prices for gold and other metals fluctuate and are affected by numerous factors beyond our control. Factors that affect the price of gold and other metals include consumer demand, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs of and the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and financial and human resources than us. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire new projects. However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining in Canada is regulated by the government agencies at the Federal and Provincial levels in that country. Compliance with such regulation could have a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs will be related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property, in order to obtain governmental approval to mine on the properties, is also a part of the overall operating costs of a mining company.

The gold and mineral mining business is subject not only to worker health and safety, and environmental risks associated with all mining businesses, but is also subject to additional risks uniquely associated with gold and other minerals mining. Although we believe that our operations will be in compliance, in all material respects, with all relevant permits, licenses and regulations involving worker health and safety, as well as the environment, the historical trend toward stricter environmental regulation may continue. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.In the event we successfully acquire the remaining share capital of FFE Ltd, we would expect to be subject to the same or greater extent to the aforementioned risks.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by Federal and Provincial Governments in Canada. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside of our control.

WE ARE SUBJECT TO COMPLIANCE WITH SECURITIES LAW, WHICH EXPOSES US TO POTENTIAL LIABILITIES, INCLUDING POTENTIAL RESCISSION RIGHTS.

We have periodically offered and sold our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. While we believe that such exemptions were applicable to offers and sales of our Common Stock, we have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies. In the event we successfully acquire the remaining share capital of FFE Ltd, we would expect to be subject to the same or greater extent to the aforementioned risks.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE EXPECT TO BE SUBJECT TO GREATER LIABILITY RISKS, WHICH COULD BE COSTLY AND NEGATIVELY IMPACT OUR BUSINESS AND FINANCIAL RESULTS.

As a result of the Acquisition of FFE Ltd we expect being subject to a greater extent to liability claims. There are currently many known hazards associated with the alternative energy industry. Other significant hazards may be discovered in the future. To protect against possible liability, we and our partners would be required to obtain liability insurance with coverage that we believe would then be consistent with industry practice and appropriate in light of the risks attendant to our business. However, if we and our partners are unable to maintain insurance in the future at an acceptable cost or at all, or if our insurance does not fully cover us and a successful claim was made against us and/or our partners, we could be exposed to liability. Any claim made against us not fully covered by insurance could be costly to defend against, result in a substantial damage award against us and divert the attention of our management from our operations, which could have an adverse effect on our financial performance.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE EXPECT TO BE SUBJECT TO COMPLIANCE WITH FEDERAL AND STATE REGULATIONS AND SUCH COMPLIANCE WOULD BE AN EXPENSIVE AND TIME-CONSUMING PROCESS, AND ANY FAILURE TO COMPLY COULD RESULT IN SUBSTANTIAL PENALTIES.

As a result of the Acquisition of FFE Ltd we expect that our operations are going to directly and indirectly be subject to extensive and continually changing regulation affecting the alternative fuel industry. Many departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding on the alternative fuel industry and its individual participants. The failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the alternative fuel industry would increase our cost of doing business and, consequently, affect our profitability.

If our operations are found to be in violation of any of the laws and regulations to which we may be subject, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of its operations. Any penalties, damages, fines or curtailment of our then operations, individually or in the aggregate, could adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

AS A RESULT OF THE ACQUISITION OF FFE LTD, THE AVAILABILITY AND THE PRICE OF THE AGRICULTURAL COMMODITIES AND AGRICULTURAL COMMODITY PRODUCTS THAT WE MAY THEN PURCHASE OR PRODUCE AND MERCHANDISE MAY BE AFFECTED BY WEATHER, DISEASE, GOVERNMENT PROGRAMS AND OTHER FACTORS BEYOND OUR CONTROL.

As a result of the Acquisition of FFE Ltd, the availability and price of agricultural commodities that we may then purchase or produce, may be subject to wide fluctuations due to unpredictable factors such as weather, plantings, government (domestic and foreign) farm programs and policies, changes in global demand resulting from population growth and changes in standards of living, and global production of similar and competitive crops. These factors have historically caused volatility in the agricultural commodities industry and, consequently, may cause volatility in our future operating results. Reduced supply of agricultural commodities due to weather-related factors could adversely affect our profitability by increasing the cost of raw materials used in our and our supplier’s agricultural processing operations. Reduced supplies of agricultural commodities could also limit our ability to procure, transport, store, process, and merchandise agricultural commodities in an efficient manner which could adversely affect our future profitability. In addition, the availability and price of agricultural commodities can be affected by other factors such as plant disease which can result in crop failures and reduced harvests.

AS A RESULT OF THE ACQUISITION OF FFE LTD, FLUCTUATIONS IN ENERGY PRICES COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

As a result of the Acquisition of FFE Ltd, our operating costs and selling prices of certain finished products will be sensitive to changes in energy prices. Our processing plants, if any, will be powered principally by electricity and/or natural gas. Our transportation operations will be dependent upon diesel fuel and other petroleum products. Significant increases in the cost of these items could adversely affect our production costs and profitability. We may produce certain finished products, such as biodiesel, which are closely related to, or may be substituted for petroleum products. Therefore, the selling prices of biodiesel relate to the selling prices of diesel fuel. A significant decrease in the price of diesel fuel could result in a significant decrease in the selling price of our energy products resulting from conversion of oil seed bearing crops and could adversely affect our revenues and operating results.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE MAY BE SUBJECT TO ECONOMIC AND POLITICAL INSTABILITY AND OTHER RISKS OF DOING BUSINESS GLOBALLY, INCLUDING FOREIGN EXCHANGE RISK.

As a result of the Acquisition of FFE Ltd, we plan to conduct our alternative energy business in many countries and may wholly-own, or have ownership interests in, subsidiaries located outside of the United States. Therefore, volatile economic, political and market conditions in these countries in which we would then operate may have a negative impact on our operating results and our ability to execute our business strategies.

As a result of the Acquisition of FFE Ltd, we may also be exposed to other risks of international operations, including:

•	regulation of the economy in the markets in which we would then operate;
•	inflation and adverse economic conditions resulting from governmental attempts to reduce inflation, such as imposition of higher interest rates and wage and price controls;

•	trade barriers on imports or exports, such as higher tariffs and taxes on imports of agricultural commodities and commodity products;
•	changes in the tax laws or inconsistent tax regulations in the countries in which we would then operate;

•	currency exchange rate fluctuations; exchange controls or other currency restrictions; and
•	civil unrest or significant political instability.

The occurrence of any of these events in the markets in which we would then operate, or in other markets where we would plan to expand or develop our business, could jeopardize or limit our ability to transact business in those markets and could adversely affect our revenues and operating results.

AS A RESULT OF THE ACQUISITION OF FFE LTD, GOVERNMENT POLICIES AND ENVIRONMENTAL REGULATIONS AFFECTING THE AGRICULTURAL SECTOR AND RELATED INDUSTRIES COULD ADVERSELY AFFECT OUR OPERATIONS AND PROFITABILITY.

As a result of the Acquisition of FFE Ltd, we maybe subject to government policies and regulations associated with agricultural production and trade flows. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, whether unprocessed or processed commodity products are traded, the volume and types of imports and exports, and industry profitability. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Future government policies may adversely affect the supply, demand for, and prices of our products, restrict our ability to do business in our then existing and target markets and could negatively impact our operating results.

As a result of the Acquisition of FFE Ltd, a significant part of our operations will be regulated by environmental laws and regulations. The production of our then products would require the use of materials which can create emissions of certain regulated substances. We cannot be assured that we would be in compliance with all environmental requirements at all times, or that we will not incur material costs or liabilities to comply with environmental requirements. In addition, changes to environmental regulations may require us to modify our then existing processing facilities and could significantly increase operating costs.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE WOULD FACE SIGNIFICANT COMPETITION IN EACH OF OUR FFE LTD BUSINESS SEGMENTS.

As a result of the Acquisition of FFE Ltd, we may be subject to significant competition in the markets in which we would then operate. Markets for FFE Ltd products are highly price competitive and sensitive to product substitution. We would be a small company and as a result of our small size and a number of large companies competing or possibly competing with us in the future in one or more markets, we may be unable to successfully compete with these larger competitors. Some of our larger competitors in one or more markets would include Archer Daniel Midland Company, Cargill, Incorporated and Bunge, Ltd. In addition, we would be subject to competition with regional suppliers, processors and distributors, and farm cooperatives. Competition could cause us to lose market share, exit certain lines of business, increase expenditures or reduce pricing, each of which could have an adverse effect on our revenues and operating results.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE WOULD BE SUBJECT TO FOOD AND FEED INDUSTRY RISKS.

As a result of the Acquisition of FFE Ltd, we may be subject to food industry risks which include, but are not limited to, food spoilage or food contamination, shifting consumer preferences, federal, state, and local food processing regulations, and customer product liability claims. In addition, we may not always be able to obtain adequate liability insurance related to product liability and food safety matters. The occurrence of any of the matters described above could adversely affect our revenues and operating results.

RISKS RELATED TO OUR FINANCIAL RESULTS

WE HAVE A LIMITED OPERATING HISTORY AND HAVE YET TO ATTAIN PROFITABLE OPERATIONS AND BECAUSE WE WILL NEED ADDITIONAL FINANCING TO FUND THE EXPLORATION AND FINDING OF COMMERCIALLY EXPLOITABLE MINERAL DEPOSITS OR RESERVES, AND DEVELOP OUR FFE LTD, OUR WHOLLY OWNED BIOFUEL SUBSIDIARY, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated September 12, 2007, our independent auditors stated that there was substantial doubt about our ability to continue as a going concern. We have incurred net losses and have no revenues to date. On May 29, 2007, in connection with the Acquisition, we obtained net proceeds of $13,392,000, of which $11.8 million was used to finance the acquisition of FFE Ltd. Despite this recent financing, the exploration for commercially exploitable mineral deposits or reserves, the biofuel operation of FFE Ltd, as well as general, legal, accounting and administrative expenses associated with our reporting requirements with the SEC, is expected to require from us significant expenditures over the next twelve months. Therefore, we will need to achieve a consistent stream of significant revenues and/or will require additional financing for our operational expenses, and for further development of our mineral exploration and biofuel operations. We are seeking these additional funds via equity financing, private placements or loans from our directors or current shareholders. Currently, we do not have arrangements for additional funds.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Despite the recently obtained Proceeds in connection with the Acquisition of FFE Ltd, we will need to obtain additional financing in order to complete our overall business plan. We currently do not have any revenues and we have no income. Other then the recently obtained Proceeds, we do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

To date, our sources of cash have been primarily limited to the sale of equity securities. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue our products and services.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations. Furthermore, as a result of the Acquisition, our goal to diversify our business via our mineral exploration and bio diesel operations will require significant additional future funding in order for our company as a whole, having FFE Ltd integrated as our wholly owned subsidiary, achieve and deliver our long term objectives. If we are unable to obtain financing and are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO OUR COMMON STOCK

WE WILL NEED ADDITIONAL CAPITAL THAT COULD DILUTE THE OWNERSHIP INTEREST OF INVESTORS.

We require substantial working capital to fund our business in addition to the Proceeds as reported in our Annual Report filed on Form 10-KSB with the SEC for the fiscal year ended December 31, 2006. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our Common Stock may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Common Stock by our management may have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Stock, including investors in this offering.

THE SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Furthermore, stockholders who have been issued shares in the Acquisition of FFE Ltd, will be able to sell their shares pursuant to Rule 144 under the Act, beginning one year after the stockholders acquired their shares.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

The trading price of our Common Stock is likely to be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control. Some of these factors are:

•	our results of operations and the performance of our competitors;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who follow us or other companies in our industry;

•	changes in general economic conditions;

•	changes in market prices for our products or for our raw materials;

•	actions of our historical equity investors, including sales of Common Stock by our Directors and executive officers;

•	actions by investors trading in our stock;

•	disruption of our operations;

•	any major change in our management team;

•	other developments affecting us, our industry or our competitors; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our Common Stock. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with our company or its performance, and those fluctuations could materially reduce our Common Stock price.

OUR SHARES QUALIFY AS PENNY STOCK AND AS SUCH, WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH “PENNY STOCKS”. REGULATIONS RELATING TO “PENNY STOCKS” LIMIT THE ABILITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AND, AS A RESULT, OUR SHAREHOLDERS MAY HAVE TO HOLD THEIR SHARES INDEFINITELY.

The Company’s shares of Common Stock may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the SEC. Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY, INCLUDING COMPLIANCE WITH THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT AND THE REQUIREMENTS OF THE SARBANES-OXLEY ACT, MAY STRAIN OUR RESOURCES, INCREASE OUR COSTS AND DISTRACT MANAGEMENT, AND WE MAY BE UNABLE TO COMPLY WITH THESE REQUIREMENTS IN A TIMELY OR COST-EFFECTIVE MANNER.

As we are a public company, we will need to comply with laws, regulations and requirements, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 and related regulations of the SEC and requirements of OTCBB. Complying with these statutes, regulations and requirements occupies a significant amount of the time of our Board of Directors and management. We will need to:

•	institute a comprehensive compliance function;

•	establish internal policies, such as those relating to disclosure controls and procedures and insider trading;

•
design, establish, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	prepare and distribute periodic reports in compliance with our obligations under the federal securities laws;

•	involve and retain outside counsel and accountants in the above activities; and

•	establish an investor relations function.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired, and we may be subject to sanctions or investigation by regulatory authorities such as the SEC. In addition, failure to comply with Section 404 or a report of a material weakness may cause investors to lose confidence in us and may have a material adverse effect on our stock price.

OUR ARTICLES OF INCORPORATION AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK, THE RIGHTS, PREFERENCES, DESIGNATIONS AND LIMITATIONS OF WHICH MAY BE SET BY THE BOARD OF DIRECTORS.

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock (“Preferred Stock”) at the discretion of our board of directors, without the need for further shareholder action.  If issued, the rights, preferences, designations and limitations of such Preferred Stock would be set by the board of directors and could operate to the disadvantage of the outstanding Common Stock.  Such terms could include, among others, preferences as to dividends and distributions on liquidation. Although there is currently no Preferred Stock outstanding, the board of directors could authorize the issuance of a series of Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital, capital expenditure for our biofuel business and for other general corporate purposes, including to service our debt and to fund the development and operation of our business. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant. Investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our Common Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Amended Current Report on Form 8-K (the “Current Report”) contains ‘‘forward-looking statements’’ that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are ‘‘forward-looking statements’’, including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘could’’, ‘‘would’’, ‘‘predicts’’, ‘‘potential’’, ‘‘continue’’, ‘‘expects’’, ‘‘anticipates’’, ‘‘future’’, ‘‘intends’’, ‘‘plans’’, ‘‘believes’’, ‘‘estimates’’ and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business. Furthermore, industry forecasts are likely to be inaccurate, especially over long periods of time and in relatively new and rapidly developing industries such as ethanol.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management;
2. Our ability to successfully engage in mineral exploration activities;
3. The intensity of competition;
4. Fluctuations in the price of oilseed feedstocks, products thereof (including bio diesel), gold and other minerals;
5. Regulation by federal and provincial governments in territories where we operate;
6. Our ability to successfully integrate, if at all, our alternative fuel operations; and
7. General economic conditions.

Additionally, important factors that could cause such differences include, but are not limited to, those factors discussed above and under the headings ‘‘Risk factors’’, ‘‘Management’s discussion and analysis of financial condition and results of operations’’, ‘‘Business’’ and elsewhere in this Amended Current Report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

We are a development stage company engaged in the business of exploration and discovery of gold, minerals, mineral deposits and reserves. We have staked one mineral claim containing 8 cell claim units totaling 165.685 hectares. Throughout this Current Report, we refer to these mining claims as the “Malibu Gold Mine Property” or “Malibu Gold Property”. The Malibu Gold Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen’s Reach on upper Jervis Inlet, due south of Malibu at the entrance to Princess Louisa Inlet. Access to the property is available via plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula.

On May 29, 2007, pursuant to the terms of the Acquisition Agreement , and as amended via the terms of the Addendum to the Agreement dated May 29, 2007, each entered into by our company with Flex Fuels Energy Limited (“FFE Ltd”), a development stage company formed under the laws of England and Wales, the shareholders of FFE Ltd (collectively the “Shareholders”) and the individuals signatories thereto, for the purpose of diversifying our business, we acquired the remaining 85% of the entire authorized share capital (the “Shares”) of FFE Ltd (the “Acquisition”). As a result, FFE Ltd became our wholly owned subsidiary. FFE Ltd is headquartered in London, England. FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products. For more information regarding the Acquisition and the business of FFE Ltd, please see (i) the Current Report filed by us with the SEC on June 5, 2007, annexed hereto as Exhibit C, and (ii) section titled “Description of FFE Ltd Business” set forth elsewhere in this Memorandum.

We and FFE Ltd, our wholly owned subsidiary, cannot provide assurance to investors that our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility, or that  FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel product will be successful. We have not earned any revenues to date. We plan to earn revenues from both our mineral exploration and supply and distribution of bio diesel products operations. We do not anticipate earning revenues until such time as either of these operations are commercially developed. We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan. Furthermore, as a result of the Acquisition of FFE Ltd, our business strategy could require significant additional future funding in order for us as a whole, having FFE Ltd integrated as a wholly owned subsidiary, achieve and deliver its long term objectives

Since our inception on March 10, 2006 through to the end of the period on March 31, 2007, we have incurred net losses. We attribute our net loss to having no revenues to offset our operating expenses. Subsequently, on December 29, 2006, we (i) received net proceeds of $1,635,000 for the sale of 14,142,846 shares of our Common Stock to certain investors in connection with the initial execution of the Agreement, and on May 29, 2007, in connection with the terms of the Agreement, we acquired the remaining Shares of Flex Fuels and raised additional net proceeds of $13,392,000 from the sale of 16,582,621 shares of our Common Stock at a price of $0.90 per share

Despite these recent financings, our working capital may not be sufficient to enable us to complete our goal of diversifying our business via (i) the alternative fuel and exploration business to be conducted by our wholly owned subsidiary, FFE Ltd, and (ii) discovery and exploration of minerals and gold business to be conducted by us. Such strategy could require significant additional future funding in order for our company as a whole, having FFE Ltd integrated as a wholly owned subsidiary, achieve and deliver its long term objectives.

In addition to our management’s approach of diversification of our business, our management’s goal of gaining greater access to capital markets, subject to the availability of resources and personnel and existence of proven and probable gold and mineral reserves, we are currently continuing to and intend to proceed in the future with (1) our business of acquiring and exploring gold and mineral properties with proven and probable reserves principally, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale, (2) mining and development of the Malibu Gold Property, and (3) the 3 Phases of our Business outlined in subsection titled “Proposed Program of Exploration.”

We have elected a fiscal year end of December 31.

Organizational History

We were incorporated in the State of Nevada on March 10, 2006, engaged in the business of exploration and discovery of gold, minerals, mineral deposits and reserves.

Our headquarters are located at Suite 590 - 999 West Hastings Street, Vancouver, B.C. Canada V6C 2W2. Our mailing address is 30 St. Mary Ave., London EC3A 8EP, United Kingdom.

RECENT DEVELOPMENTS

On April 25, 2007, the Company’s shareholders of record as of the same date (the “Record Date”), via the affirmative vote of the Company’s shareholders holding the majority of the Company’s issued and outstanding shares of Common Stock as of the Record Date approved the following proposals:

1.    To amend the Company's Articles of Incorporation to increase the authorized number of Common Stock from 100,000,000 shares to 500,000,000 shares; and

2.     To amend the Company's Articles of Incorporation to create a class of preferred stock, authorizing the issuance of 10,000,000 shares, $0.001 par value per share, of preferred stock;

The Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada on April 26, 2007, effective as of equal date, to amend the Company's Articles of Incorporation per the proposals #1 and #2.

On May 29, 2007, pursuant to the terms of the Acquisition Agreement , and as amended via the terms of the Addendum to the Agreement dated May 29, 2007, each entered into by our company with Flex Fuels Energy Limited (“FFE Ltd”), a company formed under the laws of England and Wales, the shareholders of FFE Ltd (collectively the “Shareholders”) and the individuals signatories thereto, for the purpose of diversifying our business, we acquired the remaining 85% of the entire authorized share capital (the “Shares”) of FFE Ltd (the “Acquisition”).

PLAN OF OPERATION

Subject to the availability of resources and personnel, our business plan for the next twelve months is to proceed with (i) the exploration of the Malibu Gold Prospect to determine whether there is any potential for gold on our mineral claim, (ii) our business of acquiring and exploring gold and mineral properties with proven and probable reserves principally, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, (iii) the our 3 Phases of our Business plan outlined in subsection below titled “Proposed Program of Exploration,” and (iv) diversification of our business, if any, including pursuant to the terms of the Acquisition Agreement, to the extent feasible and appropriate as outlined in subsection below titled “Proposed Program of Diversification of Our Business.” Currently, we have decided to proceed with the three phases of a staged exploration program recommended by the geological report. We had cash on hand in the amount of $1,249,255 as of March 31, 2007, which was the remaining proceeds on hand of the financing proceeds acquired by us late in the fourth quarter of our fiscal year ended December 31, 2006 to be used in both the mining and biofuels businesses. Prior to the first fiscal quarter of 2007 fiscal year, the lack of cash during our fiscal year ended December 31, 2006, has kept us from conducting any exploration work on the Malibu Gold Property or to otherwise acquire and explore other gold and mineral properties.

Proposed Program of Exploration

Our work program includes geological mapping and rock sampling of surface showings and underground workings, construction of a control grid, a soil and silt geochemical sampling program, EM and magnetometer geophysical surveys, and rock trenching. Based on a compilation of these results, a diamond drill program will be designed to explore and define any potential resources. We intend to implement the following three result-contingent phases for the Malibu Gold Property, as well as to other potential properties containing mineral rights and claims:

Phase 1

• Engage in reconnaissance geological mapping, prospecting, rock and soil sampling.
• Retain the services of a geologist, consultant/project manager and a sampler/geological assistant in order to implement phase I.
• Evaluate rock, soil and silt samples obtained in order to render a geological map of the Malibu Gold Property.
• Acquire various sampling and field supplies to be used in connection with the geological mapping and prospecting and to implement the evaluation and analysis of the obtained samples.

Phase 2

• Generate detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys.
• Establish drill and trenching targets based on the results of the surveys.
• Retain the services of a four-man crew capable of executing required drilling programs.
• Produce a summary report of the current geological and mineral state of the Malibu Gold Property.

Phase 3

• Engage in diamond drilling at a depth of 1000 meters and retain qualified geological experts to implement the drilling program.

We commenced Phase 1 of the exploration program during the second calendar quarter of 2007. Phase 2 and Phase 3 will commence after completion of the Phase 1 program. As such, we anticipate that we will incur the following expenses (in Canadian $) over the next twelve months:

•	$875 to be paid to the Provincial government to keep the claim valid;
•	$21,200 in connection with the completion of Phase 1 of our recommended geological work program;
•	$85,000 in connection with the completion of Phase 2 of our recommended geological work program;
•	$175,000 in connection with the completion of Phase 3 of our recommended geological work program; and

If we decide not to proceed with the exploration of our mineral claim due to our determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

Flex Fuels Energy Ltd

FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products. FFE Ltd further plans to specialize in the conversion of oil seed bearing crops to energy. FFE Ltd is comprised of the following core business areas aimed at a vertically integrated strategy to realize maximum value from the energy crop supply chain:

Flex Fuel Farming “FFF” - The purchase or production of raw feedstock necessary for the production of vegetable oils;
Flex Fuel Crush “FFC” - The treatment of feedstock to produce the oils necessary to the production of Biodiesel. This company will also seek to own a combined heat and power plant for onsite energy requirements.
Flex Fuel Refineries “FFR” - The refining and conversion of feedstock oils into biodiesel products;
Flex Fuel Biomass “FFB” - Electrical power generation from the oil cake derived from the oil seed crush process (and potentially OSR straw);
Flex Fuel Trading “FFT” - The purchase of raw materials and sale of biofuel products.

FFE Ltd’s goal is to deliver a number of high yielding renewable energy projects that logically fit into a vertically integrated structure. The overarching principal is for FFE Ltd to manage (directly or indirectly) the biofuel supply chain from “farm to fuel”. Currently, FFE Ltd is negotiating United Kingdom (“UK”) oil seed rape supply which is expected to form a reliable contracted base line supply of high quality oil for the refinery business. The seed will form the basis for the crush plant and refinery with offshore swing oils to improve margins. FFE Ltd is also evaluating oil seed production in Eastern Europe and swing oil as current feedstock options. Additionally FFE Ltd has applied for planning permission on a site in the West of England and is concluding the negotiation of a lease on this site. Ultimately, the Company’s management believes that the UK energy market provides significant incentives for renewable sources of energy and this would allow for advantageous offtake contracts to be formed which underpin FFE Ltd’s project economics.

As a result of the Acquisition, our management believes that our goal to diversify our business via (i) the alternative fuel business to be conducted by our wholly owned subsidiary, FFE Ltd, and (ii) the exploration and discovery of minerals and gold business to be conducted by our company, is attractive to capital markets and allows for maximum valuation of our business as a whole.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We hope to raise the capital necessary to fund our business through a private placement of our Common Stock. Additional financing, whether through public or private equity or debt financing, arrangements with  shareholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing shareholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Results of Operations of FFE Ltd

The accompanying financial statements of FFE Ltd show that FFE Ltd incurred a net loss of $54,812 for the period from November 26, 2006 (inception) to December 31, 2006 and have not yet generated any revenues that can offset operating expenses. FFE Ltd anticipates that it will not earn revenues until such time as we have entered into commercial production. We are presently in the development stage of our business and we can provide no assurance that we will enter into commercial production of our products.

Liquidity and Capital Resources of FFE Ltd

At December 31, 2006, FE Ltd had cash of $1,500,000 and liabilities of $56,740. Since our inception on November 26, 2006, to the end of the fiscal year ended December 31, 2006 FFE Ltd had incurred a loss of $54,812. Net cash used in operating activities was $331 for the period ended December 31, 2006. At December 31, 2006 we had an accumulated deficit of $54,812.

From our inception (November 26, 2006) to the end of the period December 31, 2006 net cash provided by financing activities was $1,500,331 which was derived from the issuance and sales of our Common Stock.

Based on our current operating plan, FFE Ltd does not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition we will need to obtain additional financing in considerably larger amounts. Thus, we may need to obtain additional financing to operate our business for the next twelve months. We hope to raise the capital necessary to fund our business through a private placement and public offering of our Common Stock. Additional financing, whether through public or private equity or debt financing, arrangements with  shareholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing shareholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our Common Stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

OFF-BALANCE SHEET ARRANGEMENTS

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 29, 2007 with respect to the beneficial ownership of the Company's outstanding Common Stock following the acquisition of FFE Ltd by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.   Unless otherwise stated, each person's/entity’s address is c/o Flex Fuels Energy, Inc., Suite 590 - 999 West Hastings Street, Vancouver, B.C. Canada V6C 2W2.

Name and address of owner	Title of Class	Capacity withCompany	Number of Shares Beneficially Owned (1)	Percentage of Class
Gordon Alan Ewart	Common Stock	Chief Executive Officer and Director	7,865,341 (2) (3)	12.20%
Paul Averill Gothard	Common Stock	Chief Financial Officer and Director	--	--
James Laird	Common Stock	Vice President of Mineral Operations and Director	100,002 (2)	*
Thomas Barr	Common Stock	Vice President of Alternative Fuel Operations and Director	749,382 (2)	1.16%
Iestyn Morgan	Common Stock	--	6,606,887 (2)	10.25%
Gillian Penton	Common Stock	--	7,865,341 (2)	12.20%
JTC Trustees Limited as Trustee of the Logo Investment Trust	Common Stock	--	7,865,341 (2) (3)	12.20%
All Officers and Directors as a Group (4 persons)			8,714,725	13.52%

* Beneficial ownership set forth above is less than 1%.
(1) Percentage ownership is based upon 64,443,603 shares of Common Stock outstanding as of May 29, 2007, as a result of the Acquisition of FFE Ltd and is calculated separately for each person on the basis of the actual number of outstanding shares beneficially owned as of May 29, 2007 and assumes the conversion of preferred shares held by such person (but not by anyone else).
(2) Beneficial ownership consists entirely of our Common Stock.
(3) Mr. Ewart’s beneficial ownership of the shares of the Company’s Common Stock solely consists of him being a beneficiary of the shares held by JTC Trustees Limited as Trustee of the Logo Investment Trust (“JTC”). Mr. Ewart does not have the disposition or voting power over shares held by JTC. The combined ownership by JTC and Mr. Ewart is 7,865,341 shares. JTC’s address is 9 Castle Street, St Helier, Jersey JE2 3RT.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the Acquisition of FFE Ltd

Name	Age	Position	Director Since

Gordon Alan Ewart (1)	35	Chief Executive Officer and Director	May 2007
Paul Gothard (2)	39	Chief Financial Officer and Director	May 2007
James Laird (3)	50	Vice President of Mineral Operations and Director	March 2006
Thomas Barr (4)	47	Vice President of Alternative Fuel Operations and Director	December 2006

(1) Mr Ewart was appointed as our Chief Executive Officer on June 11, 2007 and director on May 29, 2007, in connection with the Acquisition of FFE Ltd.
(2) Mr Gothard was appointed as our Chief Financial Officer on June 11, 2007 and director on May 29, 2007, in connection with the Acquisition of FFE Ltd.
(3) Mr Laird was appointed as our Chief Executive Officer, acting Chief Financial Officer, President and director from the date of inception of our company, March 10, 2006. Subsequently, on June 11, 2007 Mr. Laird resigned as our Chief Executive Officer and our acting Chief Financial Officer, and was appointed as our Vice President of Mineral Exploration Operations.
(4) Mr. Barr was appointed as our director on December 18, 2006, and as our Vice President of Alternative Fuel Operations on April 12, 2007.

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors.

The following information sets forth the backgrounds and business experience of the above named directors, executive officers and key employees following the Acquisition of FFE Ltd:

Gordon Ewart, 35. Gordon Ewart was appointed as a member of our board of directors effective as of May 29, 2007. Gordon is currently the Chief Executive Officer and director of FFE Ltd, the Company’s wholly owned subsidiary. Gordon joined FFE Ltd in November 2006 on its incorporation. Prior to joining FFE Ltd, Gordon was General Manager - Commercial of Novera Energy Limited, a company listed on the Alternative Investment Market in London which is one of the leading independent developers and owners of renewable energy assets within the United Kingdom. Gordon joined Novera Energy Limited as a consultant in May 2001. He was appointed General Manager - Commercial in April 2002. He relocated to the United Kingdom and joined Novera Energy Europe Limited in February 2004. Gordon left Novera Energy Europe Limited in September 2006 to focus full time on the development of Flex Fuel Energy Limited. Gordon is a graduate of University of New South Wales with a Bachelor of Commerce in 1994 and subsequently qualified as a chartered accountant in Australia in 1996.

Paul Gothard, 39. Paul Gothard, a chartered accountant, was appointed as a member of our board of directors effective as of May 29, 2007. Paul is currently the Chief Financial Officer of FFE Ltd. Paul joined FFE Ltd in January 2007. Prior to joining FFE Ltd, Paul was the Chief Financial Officer and director of MGT Capital Investments, Inc (formerly Medicsight, Inc), an investment company that focuses on the Healthcare Information Technology sector. Paul joined MGT in July 2001 as Group Financial Controller and was appointed Chief Financial Officer and director to the board in November 2002. Paul left MGT in March 2006 after successfully listing it on the American Stock Exchange. Between April 2006 and December 2006 Paul enjoyed a career break. Paul obtained a BA (Honours) degree in 1989 in Accounting and Finance and subsequently became a member of the Institute of Chartered Accountants in England and Wales in 1993.

Jim Laird, 50. Jim Laird has been a prospector and mining exploration contractor for more than 25 years. Mr. Laird completed the BC EMPR course “Advanced Mineral Exploration for Prospectors, 1980”. Mr. Laird is familiar with the geology of the project area and has more than 20 years experience consulting in the Harrison Lake - Fraser Valley area. Mr. Laird’s address is PO Box 672, Lions Bay, BC, V0N 2E0

Thomas Barr, 47. Thomas Barr was appointed as a member of our board of directors on December 18, 2006. From February 1 of 2006 to date, Mr. Barr has served as a consultant to Index Oil and Gas Inc. providing investor and public relations advice. From January 1 of 2005 to January 31 of 2006, Mr. Barr acted as a consultant to small and medium sized private enterprises regarding prospective funding, investor and public relations strategy, collateral creation and public market quotation. From December of 2001 to December of 2004 Mr. Barr served as a consultant to EasyScreen PLC, a fully listed London Stock Exchange Company, at which Mr. Barr’s main duties were to draft and implement corporate statements and was an integral part of the team involved in several private placement funding rounds prior to the company’s acquisition. From January 1996 to November 2001 Mr. Barr was private analyst and investor in publicly quoted stocks. From 1981 to 1996, Mr. Barr worked for 15 years in the North Sea as a professional saturation diver involved in oil and gas field sub-sea construction. Mr. Barr obtained a BSc in Biology from Stirling University, Scotland, in 1981.

Board Committees:

At this time, the board has no committees, including an audit, nominating or compensation committee, but the Company intends to create such committees following the annual meeting and election of directors. Furthermore, our Board of Directors intends to form an Audit Committee based on the following terms.

Members of our audit committee will serve for a term or terms as determined by our Board of Directors. The purpose of the Audit Committee of the Board of Directors of the Company will be to provide assistance to the Board in fulfilling its responsibility relating to oversight of corporate accounting, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditors and the performance of the Company's independent auditors and internal audit function. The Committee shall maintain free and open communication between the directors, the independent auditors, the internal auditor and the financial management of the Company.

The Audit Committee shall be composed of at least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Committee members. All members of the Audit Committee must have a working familiarity with basic finance and accounting practices and shall meet the independence, experience and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including SEC Rule 10A-3). At least one member of the Committee must have accounting or related financial management expertise as defined by the Securities and Exchange Commission (the "SEC") and, in the judgment of the Board of Directors, be capable of serving the functions expected of an audit committee financial expert.

Family Relationships

None.

Code of Ethics

As of the date of this Current Report, the Company has not adopted a Code of Ethics (the “Code of Ethics”) applicable to the Company’s principal executive, financial and accounting officer or persons performing similar functions. The Company intends to adopt the Code of Ethics sometime in 2007.

Director Compensation

The following table sets forth with respect to each named director, compensation information inclusive of equity awards and payments made in the fiscal year ended December 31, 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g) (3)	Total ($) (h)
James Laird (1)(4)	4,000	—	—	—	—	—	4,000

Thomas Barr (2)	—	—	—	—	—	—	—

(1) Mr. Laird was appointed as our Chief Executive Officer, acting Chief Financial Officer, President and director from the date of inception of our company, March 10, 2006. Subsequently, on June 11, 2007 Mr. Laird resigned as our Chief Executive Officer and our acting Chief Financial Officer, and was appointed as our Vice President of Mineral Exploration Operations.

(2) Mr. Barr was appointed as our director on December 18, 2006, and as our Vice President of Alternative Fuel Operations on April 12, 2007.

(3) With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment, none of the named executive received any other compensation, perquisites, personal benefits in excess of $10,000.

(4) See Executive Compensation table below for the total amount of compensation received by Mr. Laird in his capacities as our sole executive officer.

Directors that are non-officers of our company do not receive a cash retainer annually nor do they receive any remuneration for attendance at a board meeting, other than reimbursement for travel expenses.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and other named executive officers and directors of our company whose total annual salary and bonus exceeded $100,000 (collectively, the “named officers”) for the period from March 10, 2006 (date of inception) to the end of our fiscal year ended December 31, 2006.

Summary Compensation Table - Flex Fuels

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
James Laird Founder, Chief Executive Officer, acting Chief Financial Officer, President and Director (2)	2006	--	--	--	--	--	--	--	--

(1) With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and stated stock award amounts, none of the named executive received any other compensation, perquisites, personal benefits in excess of $10,000.
(2) Mr. Laird was appointed as our Chief Executive Officer, acting Chief Financial Officer, President and Director from the date of inception of our company, March 10, 2006.

In addition, we do not have either (i) a plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans, nor (ii) any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to any of our named executive officers at, following, or in connection with the resignation, retirement or other termination of any of our named executive officers, or in connection with the change in control of our company or a change in any of our named executive officers’ responsibilities following a change in control, with respect to each of our named executive officers.

Summary Compensation Table - FFE Ltd

The following table sets forth information concerning the total compensation that FFE Ltd has paid or that has accrued on behalf of FFE Ltd’ chief executive officer and other executive officers with annual compensation exceeding $100,000 from inception on November 26, 2006 to December 31, 2006.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Gordon Alan Ewart CEO, President and Director	2006	7,500	--	--	--	--	--	--	7,500

OPTIONS GRANTS IN LAST FISCAL YEAR

As of the end of the Company’s fiscal year ended December 31, 2006, the Company did not adopt a form of an incentive stock option plan.

Employment and Consultancy Agreements

Employment Agreements Entered into with Flex Fuels

Gordon Alan Ewart. On December 12, 2006, FFE Ltd entered into an Employment Agreement (the “Employment Agreement”) with Mr. Gordon Alan Ewart to employ Mr. Ewart as its Managing Director. On May 29, 2007, FFE Ltd was acquired by the Company pursuant to the terms of the Agreement. In connection with this acquisition, Mr. Ewart agreed to serve as a director of Flex Fuels under the terms of his Employment Agreement with FFE Ltd and will be compensated for the provision of such services to Flex Fuels solely pursuant to the his Employment Agreement. The following are the material terms of the Employment Agreement:

Mr. Ewart is entitled receive an annual salary of $144,000 (£72,000) per year. Mr. Ewart’s salary shall be subject to a yearly review and shall be also reviewed in the event of a change of control and he shall be further eligible for an annual bonus, each as approved by FFE Ltd’ Board of Directors as more fully set forth in the agreement. Mr. Ewart shall also be entitled to (i) the reimbursement of his expenses incurred in the performance of his duties as an employee of FFE Ltd, and (ii) standard holiday and sickness and pension benefits as more fully set forth in the employment agreement. FFE Ltd also agreed to provide to Mr. Ewart within his base salary package, subject to FFE Ltd’ Board of Directors’ approval, 5% of base salary which Mr. Ewart can use to invest in a private pension plan of his choosing, such that FFE Ltd reserved the right at its absolute discretion to discontinue, terminate, vary or amend existing pension arrangements at any time and will not be liable to provide any other pension arrangements of a same or similar kind or compensation in lieu of such arrangements. Additionally, FFE Ltd agreed to provide to Mr. Ewart Directors’ and Officers’ Liability Insurance.

The employment agreement provides for continuous employment without a set date of termination, unless terminated by either party upon 6 months written notice. FFE Ltd may also terminate Mr. Ewart’s employment when Mr. Ewart shall reach such age as FFE Ltd’ Board of Directors determines as the appropriate retirement age for the senior employees of company. FFE Ltd shall also be entitled to terminate Mr. Ewart’s employment (i) in the event he is prevented by reason of ill health or accident from his duties under his employment agreement for a period of or periods aggregating 180 days in the preceding 12 months, (ii) if any of the evens set forth in Section 17.1 of the employment agreement occur, or (iii) at FFE Ltd’ sole and absolute discretion effective immediately on the date of termination if FFE Ltd provides to Mr. Ewart the amount of his base salary that he would be entitled for under the applicable period of notice.

Paul Gothard. On May 29, 2007, as a result of a successful Acquisition of FFE Ltd by Flex Fuels, and effective as of March 28, 2007, FFE Ltd entered into an Employment Agreement with Mr. Paul Gothard to employ Mr. Gothard as its Chief Financial Officer. In the event Mr. Gothard agrees to serve in any capacity with the Company, he will be compensated solely by FFE Ltd for the provision of such services pursuant to the terms of his employment agreement with FFE Ltd, unless agreed to otherwise. The following are the material terms of Mr. Gothard’s employment agreement:

Mr. Gothard is entitled receive an annual salary of $180,000 (£90,000) per year. Mr. Gothard is also entitled to receive 65,000 shares of Flex Fuels’s Common Stock subject to the approval of the board of directors of FFE Ltd, and shall be further subject to an 18 month lock up provision. Mr. Gothard’s salary shall be subject to a yearly review and shall be also reviewed in the event of a change of control and he shall be further eligible for an annual bonus, each as approved by FFE Ltd’ Board of Directors as more fully set forth in the agreement. Mr. Gothard shall also be entitled to (i) the reimbursement of his expenses incurred in the performance of his duties as an employee of FFE Ltd, and (ii) standard holiday and sickness and pension benefits as more fully set forth in the employment agreement. Mr. Gothard’s employment agreement does not provide for any pension benefits. Additionally, FFE Ltd agreed to provide to Mr. Gothard Directors’ and Officers’ Liability Insurance.

The employment agreement provides for continuous employment without a set date of termination, unless terminated by either party upon 3 months written notice. FFE Ltd may also terminate Mr. Gothard’s employment when Mr. Gothard shall reach such age as FFE Ltd’ Board of Directors determines as the appropriate retirement age for the senior employees of company. FFE Ltd shall also be entitled to terminate Mr. Gothard’s employment (i) in the event he is prevented by reason of ill health or accident from his duties under his employment agreement for a period of or periods aggregating 180 days in the preceding 12 months, (ii) if any of the evens set forth in Section 17.1 of the employment agreement occur, or (iii) at FFE Ltd’ sole and absolute discretion effective immediately on the date of termination if FFE Ltd provides to Mr. Gothard the amount of his base salary that he would be entitled for under the applicable period of notice.

James Laird. Effective December 1, 2006 we executed an employment agreement with Mr. James Laird (“Laird Employment Agreement”), our Chief Executive Officer, President, acting Chief Financial Officer, Secretary, Treasurer and a member of our board of directors, for the services of Mr. Laird to us in the stated capacities for a one year term ending November 30, 2007 (the “Laird Employment Term”). The Laird Employment Agreement shall be subject to renewal at our sole discretion for successive one (1) year periods if we deliver to Mr. Laird a written notice of our intent to renew the Employment Term by giving notice to Mr. Laird per the terms of the Laird Employment Agreement. The Laird Employment Agreement provides for compensation to Mr. Laird solely in the form of a Base Salary at a monthly rate of $4,000 for the first four months of the Laird Employment Term, and at a rate of $2,500 thereafter for the remaining duration of the Laird Employment Term (collectively, the “Base Salary”). Subject to renewal of the Laird Employment Term, we and Mr. Laird shall mutually agree to in writing of the amount of the Base Salary that we shall pay to Mr. Laird.

Pursuant to the terms of the Laird Employment Agreement, Mr. Laird shall be provided by us with reimbursement of expenses related to his employment by us on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior level Employees as a group. During the Laird Employment Term Mr. Laird shall be entitled to standard vacation and holiday benefits, as more fully set forth in the Laird Employment Agreement. Except as expressly provided in Sections 1.4 through 1.6, Employee shall not be entitled to any other compensation or benefits.

In addition, Mr. Laird and our company agreed to certain confidentiality, non-competition, non-solicitation provisions, as more fully set forth in the Laird Employment Agreement.

The Laird Employment Agreement may terminated in accordance with the following provisions: (1) by Company with Cause (as provided in the Laird Employment Agreement), (2) by Company without cause upon not less than 60 days advance written notice to Mr. Laird; (3) by Mr. Laird’s death or disability, provided that such disability expected to result in death or to be of a continuous duration of no less than six (6) months, and the Employee is unable to perform his usual and essential duties for the Company; (4) for any reason by Mr. Laird voluntarily terminating the Laird Employment Agreement upon sixty days prior written notice to the Company.

In the event we terminate Mr. Laird’s employment, all payments under the Laird Employment Agreement shall cease, except for the Base Salary to the extent already accrued. In the event of termination by reason of Mr. Laird’s death and/or permanent disability, Mr. Laird or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Mr. Laird’s Base Salary accrued through the date of termination. Upon termination of Mr. Laird, if Mr. Laird executes a written release, substantially in the form attached to the Laird Employment Agreement, of any and all claims against us and all related parties with respect to all matters arising out of Mr. Laird’s employment by us, unless the Employment Term expires or termination is for Cause, Mr. Laird shall receive, in full settlement of any claims Mr. Laird may have related to his employment by us, Base Salary for one month from the date of termination, provided Mr. Laird is otherwise in full compliance with the terms of the Laird Employment Agreement.

Thomas Barr. Effective January 1, 2007, we executed an employment agreement with Mr. Thomas Barr (the “Barr Employment Agreement”), our Vice President of Alternative Fuel Operations and a member of our board of directors, for the services of Mr. Barr to us in the stated capacities for a three month term ending March 31, 2007 (the “Barr Employment Term”). The Barr Employment Agreement shall be subject to renewal at our sole discretion on a month to month basis if we deliver to Mr. Barr a written notice of our intent to renew the Barr Employment Term by giving notice to Mr. Barr per the terms of the Barr Employment Agreement. The Barr Employment Agreement provides for compensation to Mr. Barr solely in the form of a Base Salary at a monthly rate of $10,000 through out the Barr Employment Term (the “Base Salary”). Subject to renewal of the Barr Employment Term, we and Mr. Barr shall mutually agree to in writing of the amount of the Base Salary that we shall pay to Mr. Barr. Effective as of April 1, 2007, Mr. Barr’s Employment Agreement was effectively extended for two more months (April and May of 2007) upon the same terms and conditions.

Pursuant to the terms of the Barr Employment Agreement, Mr. Barr shall be provided by us with reimbursement of expenses related to his employment by us on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior level Employees as a group. During the Barr Employment Term Mr. Barr shall be entitled to standard vacation and holiday benefits, as more fully set forth in the Barr Employment Agreement. Except as expressly provided in Sections 1.4 through 1.6, Employee shall not be entitled to any other compensation or benefits.

In addition, Mr. Barr and we agreed to certain confidentiality, non-competition, non-solicitation provisions, as more fully set forth in the Barr Employment Agreement.

The Barr Employment Agreement may terminated in accordance with the following provisions: (1) by us with Cause (as provided in the Barr Employment Agreement), (2) by us without cause upon not less than 60 days advance written notice to Mr. Barr; (3) as a result of Mr. Barr’s death or disability, provided that such disability expected to result in death or to be of a continuous duration of no less than six (6) months, and the Employee is unable to perform his usual and essential duties for the Company; (4) for any reason by Mr. Barr voluntarily terminating the Barr Employment Agreement upon sixty days prior written notice to the Company.

In the event we terminate Mr. Barr’s employment, all payments under the Barr Employment Agreement shall cease, except for the Base Salary to the extent already accrued. In the event of termination by reason of Mr. Barr’s death and/or permanent disability, Mr. Barr or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Mr. Barr’s Base Salary accrued through the date of termination. Upon termination of Mr. Barr, if Mr. Barr executes a written release, substantially in the form attached to the Barr Employment Agreement, of any and all claims against us and all related parties with respect to all matters arising out of Mr. Barr’s employment by us, unless the Employment Term expires or termination is for Cause, Mr. Barr shall receive, in full settlement of any claims Mr. Barr may have related to his employment by us, Base Salary for one month from the date of termination, provided Mr. Barr is otherwise in full compliance with the terms of the Barr Employment Agreement.

The Company has not entered into any other employment agreements with any of its other officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With the exception of Mr. Barr, our director and Vice President of Alternative Fuel Operations, being appointed to the board of directors of FFE Ltd effective as of December 29, 2006, and the information on the mineral license below no related party transactions occurred from inception on January 26, 2005 to December 31, 2006.

Since non-Canadian individuals or companies cannot directly hold mineral licenses in British Columbia, James Laird (CEO, CFO and director) initially held the license on behalf of the Company.  In June of 2006 the license was transferred by Mr. Laird to Esther Briner (a stockholder), a licensed Canadian prospecting agent and stockholder,  In July of 2007 Ms. Briner subsequently transferred the license to Coalharbour Consulting, Inc (“Coalharbour”), a licensed Canadian prospecting agent owned and controlled by Esther Briner. Coalharbour currently holds the license on behalf of the Company.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 500,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock $0.001 par value per share. As of May 29, 2007, following the acquisition of FFE Ltd there were 64,443,603 shares issued and outstanding of the Company’s Common Stock and 0 shares of preferred stock issued and outstanding.

Holders of the Company's Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company's Common Stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company's Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's Common Stock.

Warrants

None

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Prior to June 2007, our Common Stock did not quote on any public market. Currently, our Common Stock is quoted on the OTCBB under the symbol of “FXFL.OB”.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s Common Stock and may affect the ability of shareholders to sell their shares.

Holders

The approximate number of holders of the Common Stock of the Company as of December 31, 2006 was 17.

Dividends

No cash dividends were declared by the Company during the fiscal years ended December 31, 2006 and 2005. While the payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future, as the Company intends to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors.

EQUITY COMPENSATION PLAN INFORMATION

As of the end of the Company’s fiscal year ended December 31, 2006, the Company did not adopt a form of an incentive stock option plan.

LEGAL PROCEEDINGS

Flex Fuels

The Company is not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the Common Stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

FFE Ltd

FFE Ltd is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of FFE Ltd.

RECENT SALES OF UNREGISTERED SECURITIES

With the exception of the information set forth below, the details regarding the Company’s sales of its unregistered securities for the period from inception and up to the date of this Current Report, has been previously filed in its Registration Statement on Form SB-1, its Quarterly Report on Form 10-QSB for the three months ended March 31, 2007, Annual Report on Form 10-KSB/A for the year ended December 31, 2006, and Current Reports on Form 8-K filed with the SEC.

On May 24, 2007, the Company issued 137,344 shares of its Common Stock to Mr. Barr, its director and non-executive director, in consideration of the services provided by Mr. Barr to the Company.

On May 29, 2007, the Company closed on a private placement offering in which it sold an aggregate of 16,582,621 shares of its Common Stock at a price of $0.90 per Common Share for aggregate gross proceeds of approximately $14,924,000. The Common Shares were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature pages thereto (the “Purchasers”).

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $1,492,400, paid to ICP representing 10% of the Proceeds; and (ii) $40,000 in legal fees. ICP had no obligation to buy any Common Shares from the Company. In addition, The Company agreed to indemnify ICP and other persons against specific liabilities under the Act. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

On July 31, 2007 Flex Fuels closed on a private placement offering in which it sold an aggregate of 4,871,838 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.90 per Share for aggregate net proceeds of approximately $3,940,000.

ICP acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to $438,465, paid to ICP representing 10% of the Proceeds; and (ii) approximately $6,000 in legal and miscellaneous fees. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and/or Section 4(2) of the Act or pursuant to Regulation S promulgated under the Act. For offerings and sales deemed to be exempt from registration under either rule 506 of Regulation D and/or Section 4(2) of the Act, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by us in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02   Unregistered Sales of Equity Securities

 See Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Page
Report of Independent Registered Public Accounting Firm	F-2
Flex Fuels Energy Limited Balance Sheet as of December 31, 2006.	F-3
Flex Fuels Energy Limited Statement of Operations for the period from November 26, 2006 (Date of Inception) through December 31, 2006.	F-4
Flex Fuels Energy Limited Statements of Stockholders’ Equity for the period from November 26, 2006 (Date of Inception) through December 31, 2006.	F-5
Flex Fuels Energy Limited Statements of Cash Flows for the period from November 26, 2006 (Date of Inception) through December 31, 2006.	F-6
Flex Fuels Energy Limited Notes to Financial Statements for the period from November 26, 2006 (Date of Inception) through December 31, 2006.	F-7 to F-9
Pro forma financial information (Unaudited)	P-1 to P-3

(b) Pro forma financial information.

See Item 9.01(a).

(c) Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Acquisition Agreement dated December 29, 2006 entered into by and among the Company, Flex Fuels Energy Limited, the shareholders of Flex Fuels Energy Limited and the individuals signatory thereto. (1)

10.2	Form of a Voting Trust Agreement. (1)

10.3	Form of a Lock-up Agreement. (1)

10.4	Form of Subscription Agreement entered into by and among Flex Fuels Energy, Inc., and the purchasers named on the signature pages thereto. (Filed herewith). (2)

10.5	Form of Registration Rights Agreement entered into by and among Flex Fuels Energy, Inc., and the purchasers named on the signature pages thereto. (Filed herewith). (2)

10.6	Placement Agent Agreement dated February 8, 2007 entered into by and between Flex Fuels Energy, Inc., and International Capital Partners SA. (2)

10.7
Addendum to the Acquisition Agreement dated May 29, 2007 entered into by and among the Company, Flex Fuels Energy Limited, the shareholders of Flex Fuels Ltd Energy Limited and the individuals signatory thereto. (2)

10.8	Employment Agreement dated December 8, 2006, entered into by and between Flex Fuels Energy Limited and Gordon Alan Ewart. (2)

10.9	Employment Letter Agreement dated March 28, 2007, entered into by and between Flex Fuels Energy Limited and Paul Gothard. (2)

10.10	Employment Agreement dated March 29, 2007, entered into by and between Flex Fuels Energy Limited and Paul Gothard. (2)

99.1	Report of Intangible Business Limited. *

*Filed herewith.
(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2007.
(2) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Fuels Energy, Inc.

Date: September 14, 2007	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer

FLEX FUELS ENERGY LIMITED

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM

NOVEMBER 2006 (INCEPTION) TO DECEMBER 31, 2006

FLEX FUELS ENERGY LIMITED

(A DEVELOPMENT STAGE COMPANY)

The Board of Directors and Stockholders
Flex Fuels Energy Limited

We have audited the accompanying balance sheet of Flex Fuels Energy Limited (a development stage company) as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Fuels Energy Limited as of December 31, 2006, and the results of its operations and its cash flows from November 26, 2006 (date of inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no established or sufficient sources of revenue, and has incurred significant losses from its operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 Amper, Politziner & Mattia, P.C .

AMPER, POLITZINER & MATTIA, P.C.

May 9, 2007
Edison, NJ

FLEX FUELS ENERGY LIMITED (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET DECEMBER 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,500,000
Other debtors - interest	499
Total current assets	1,500,499

PROPERTY AND EQUIPMENT, at cost, net of accumulated
depreciation of $nil	1,760

Total assets	$1,502,259

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,276
Accrued expenses	50,464
Total current liabilities	56,740

STOCKHOLDERS’ EQUITY:
Common Stock, £0.10 ($0.195) par value, 2,000 shares
authorized, 2,000 shares issued and outstanding	389
Additional paid-in capital	1,499,942
Deficit accumulated during development stage	(54,812)
TOTAL STOCKHOLDERS’ EQUITY	1,445,519

Total liabilities and stockholders’ equity	$1,502,259

The accompanying notes are an integral part of these statements.

FLEX FUELS ENERGY LIMITED (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 2006) TO DECEMBER 31, 2006

REVENUES	$-

EXPENSES:
Selling, general and administrative	55,311

Operating loss	(55,311)

OTHER INCOME/(EXPENSE)
Interest and other income	499

Net loss	$(54,812)

PER SHARE DATA:
Basic and diluted loss per share	$(60.9)

Weighted average number of common
shares outstanding	900

The accompanying notes are an integral part of these statements.

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 2006) TO DECEMBER 31, 2006

				Development
			Additional	Stage	Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
BALANCE, NOVEMBER 26, 2006	-	$-	$-	$-	$-

Common Stock issued (net of commissions)	1,700	331	-	-	331

Stock issued	300	58	1,499,942	-	1,500,000

COMPREHENSIVE LOSS
Net loss for the year	-	-	-	(54,812)	(54,812)
Total comprehensive loss	-	-	-	(54,812)	(54,812)

BALANCE, DECEMBER 31, 2006	2,000	$389	$1,499,942	$(54,812)	$1,445,519

The accompanying notes are an integral part of these statements.

FLEX FUELS ENERGY LIMITED (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWSFOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 2006) TO DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(54,812)

Adjustments to reconcile net loss to net cash
used in operating activities
(Increase) in assets
Accounts receivable	(499)
Increase in liabilities
Accounts payable	4,516
Accrued expenses	50,464
Net cash used in operating activities	(331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of Common Stock	1,500,331
Net cash provided by financing activities	1,500,331

NET CHANGE IN CASH & CASH EQUIVALENTS	1,500,000

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH & CASH EQUIVALENTS, END OF YEAR	$1,500,000

SUPPLEMENTAL DISCLOSURES OF CASH PAID
Interest	$-

The accompanying notes are an integral part of these statements.

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Organization, Basis of Presentation and Liquidity

Flex Fuels Energy Limited (“FFE Ltd” or the “Company”) was formed on November 26, 2006 under the laws of England and Wales.

FFE Ltd is a developmental stage company headquartered in London, England. FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products.

The Company has incurred operating losses since inception and has generated no revenues from continuing operations. As a result, the Company has generated negative cash flows from operations and has an accumulated deficit at December 31, 2006. The Company is operating in a developing industry and its primary source of funds to date has been through the issuance of securities. The Company is currently seeking additional funding. While the Company is optimistic and believes appropriate actions are being taken, there can be no assurance that management’s efforts will be successful or that the products the Company develops and markets will be accepted by consumers.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net (loss) of ($54,812) for the period from November 26, 2006 (inception) to December 31, 2006 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	Summary of Significant Accounting Policies:

Cash and cash equivalents - The Company considers investments with original maturities of three months or less to be cash equivalents.

Property and equipment - Property and equipment are stated at cost. Depreciation will be calculated on the various asset classes over their estimated useful lives.

Income taxes - Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities, if any, are classified as current and non-current based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are recorded to reduce deferred tax assets to that amount which is more likely than not to be realized.

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies:

Loss per share - Basic loss per share is calculated by dividing net loss attributable to the ordinary shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to the ordinary shareholders by the sum of the weighted average number of common shares outstanding and the diluted potential ordinary shares.

 Common Stock - The holder of each share of Common Stock outstanding is entitled to one vote per share.

Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”) which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition and defines the criteria that must be met for the benefits of a tax position to be recognized. The cumulative effect of the change in accounting principle must be recorded as an adjustment to opening retained earnings. The Company has completed its initial evaluation of the impact of the January 1, 2007 adoption of FIN No. 48 and determined that such adoption is not expected to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting standards that require or permit fair value measurements. Accordingly, it does not require any new fair value measurement. SFAS No. 157 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact the adoption of SFAS No. 157 will have on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact the adoption of SFAS No.159 will have on its financial position and results of operations.

3.	Property and Equipment

Property and equipment consist of the following as of December 31, 2006:

Computer hardware and software	$1,760
Less: Accumulated depreciation	-
$1,760

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

4.	Stockholders’ Equity

During the period ended December 31, 2006 the Company raised $1,500,331 (net of commission and expenses) by issuing 2,000 shares of Common Stock in a private placement.

5.	Income Taxes

The income tax provision is summarized as follows for the years ended December 31, 2006:

Current - United Kingdom	$-
Deferred	-

Total income tax provision	$-

Significant components of deferred tax assets were as follows as of December 31, 2006:

Deferred Tax Assets

Tax loss carryforward	$54,812
Valuation Allowance	(54,812)
Net deferred tax asset	$-

Under United Kingdom taxation, the Company has $54,812 of net operating loss carry-forwards to offset future taxable income. As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets.

6.	Employment Agreements

The Company has employment agreements with its executive officers. Such agreements provide for minimum salary levels.

7.	Legal Proceedings

The Company is not involved with any legal actions and claims arising in the ordinary course of business.

Flex Fuels Energy, Inc

Pro forma Financial Statements

The unaudited pro forma condensed consolidated balance sheets present the acquisition by Flex Fuels Energy, Inc.  ("Flex Fuels") of Flex Fuels Energy Limited ("FFE Ltd") as if it had been consummated on March 31, 2007and reflects the pro forma adjustments to give effect to this acquisition. The unaudited pro forma condensed statements of operations present the acquisition by Flex Fuels of FFE Ltd as if it had been consummated on January 1, 2006 and reflects the pro forma adjustments to give effect to this acquisition. The transaction occurred on May 29, 2007.

YOU SHOULD READ THIS INFORMATION IN CONJUNCTION WITH:

•
The separate historical unaudited condensed consolidated financial statements of Flex Fuels for the quarter ended March 31, 2007 included in Flex Fuels Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2007 filed with the SEC on September 12, 2007.

•
As the Company has determined that FFE Ltd is a Variable Interest Entity under FIN46R “Consolidation of Variable Interest Entities” the balance sheet and results of FFE Ltd have been consolidated with the Company’s balance sheet and results. The determination was based on the fact that although the Company acquired 15% of FFE Ltd it provided all of the initial capital for the operations of FFE Ltd to undertake and therefore took on risks in excess of its percentage holding or voting rights.

We present the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what Flex Fuels financial position or results of operations actually would have been had it completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

Flex Fuels Energy, Inc
Pro forma Financial Statements for the quarter ended March 31, 2007
Balance Sheet

	Flex Fuels Energy, Inc Consolidated Financial Statements	Consolidation Adjustments	Flex Fuels Energy, Inc Pro forma Consolidated Financial Statements
	March 31,	March 31,	March 31,
	2007	2007	2007
	$ ’000	$ ’000	$ ’000

Current Assets
Cash	1,249	-	1,249
Prepayments	52	-	52

	1,301	-	1,301

Property and equipment	148	-	148

TOTAL ASSETS	1,449	-	1,449

Current Liabilities
Accounts payable	149	-	149
Accrued expenses	93	-	93

	242	-	242

Minority interest	1,007	(1,007)	-
Capital and Reserves
Common Stock, $0.001 par	75	25	100
Additional paid-in capital	1,618	982	2,600
Accumulated comprehensive income	1	-	1
Retained deficit	(1,494)	-	(1,494)
Total Stockholders equity	200	1,007	1,207

TOTAL EQUITY AND LIABILITIES	1,449	-	1,449

Note: The Company issued 24, 854,477 shares of its Common Stock on May 29, 2007 to acquire the remaining 85% of FFE Ltd.

Flex Fuels Energy, Inc
Pro forma Consolidated Financial Statements for the quarter ended March 31, 2007
Statements of Operations

	Flex Fuels Energy, Inc Consolidated Financial Statements	Consolidation Adjustments	Flex Fuels Energy, Inc Pro forma Consolidated Financial Statements
	March 31,	March 31,	March 31,
	2007	2007	2007
	$ ’000	$ ’000	$ ’000
Revenues	-	-	-

Expenses
Selling, general and administration costs	356	-	356

Operating loss	(356)	-	(21,718)

Other income
Interest received	13	-	13

Minority interest	229	(229)	-

Net loss	$(114)	$(229)	$(343)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares	99,409,361	99,409,361	99,409,361

Note:

The Company issued
The adjustment for excess of purchase price over net assets acquired at May 29, 2007 is as follows:

	$	’000

Minority interest acquired		774
Excess of purchase price over net assets acquired		21,595

Purchase price		$22,369

The excess purchase price over net assets acquired has not been reflected in the pro forma statements of operations as it is a non-recurring item.

Flex Fuels Energy, Inc
Pro forma Consolidated Financial Statements for the period ended December 31, 2006
Statements of Operations

	Flex Fuels Energy, Inc Consolidated Financial Statements	Consolidation Adjustments	Flex Fuels Energy, Inc Pro forma Consolidated Financial Statements
	December 31,	December 31,	December 31,
	2006	2006	2006
	$ ’000	$ ’000	$ ’000
Revenues	-	-	-

Expenses
Selling, general and administration	68	55	123
Excess of Purchase Price over Net Assets Acquired	1,303	(1,303)	-
Impairment loss – mineral license	10		10
Operating loss	(1,381)	1,248	(133)

Net loss	$(1,381)	$1,248	$(133)

Basic and diluted loss per share	$(0.01)	$0.01	$(0.00)

Weighted average number of shares	85,016,760	85,016,760	85,016,760

Note: The excess of purchase price over net assets of $1,303,000 is excluded from the pro forma statement of operations as it is a non-recurring item.

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